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                                                                 Exhibit (a)(14)

                                   THE GALAXY FUND
                           (A Massachusetts Business Trust)

                       CERTIFICATE OF CLASSIFICATION OF SHARES


          I, W. Bruce McConnel, III, do hereby certify as follows:

               (1) That I am the duly elected Secretary of The Galaxy Fund (the "Trust");

               (2) That in such capacity I have examined the records of actions taken by the Board of Trustees of the Trust at the regular meeting of the Board held on May 28, 1998;

               (3) That the following resolutions were duly adopted at the meeting by the Board of Trustees of the Trust:

          1. CREATION OF CLASS BB SHARES REPRESENTING INTERESTS IN THE PRIME RESERVES.

               RESOLVED, that pursuant to Section 5.1 of Galaxy's Declaration of Trust, an unlimited number of authorized and unissued shares of beneficial interest in Galaxy be, and hereby are, classified and designated as Class BB shares;

               FURTHER RESOLVED, that each Class BB share created pursuant to the foregoing resolution shall have all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption that are set forth in Galaxy's Declaration of Trust with respect to any class of shares of Galaxy; and

               FURTHER RESOLVED, that Class BB shares shall represent interests in the Prime Reserves.

          2. CREATION OF CLASS CC SHARES REPRESENTING INTERESTS IN THE GOVERNMENT RESERVES.

               RESOLVED, that pursuant to Section 5.1 of Galaxy's Declaration of Trust, an unlimited number of authorized and unissued shares of beneficial interest in Galaxy be, and hereby are, classified and designated as Class CC shares;

               FURTHER RESOLVED, that each Class CC share created pursuant to the foregoing resolution shall have all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications


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     and terms and conditions of redemption that are set forth in Galaxy's
     Declaration of Trust with respect to any class of shares of Galaxy; and

               FURTHER RESOLVED, that Class CC shares shall represent interests in the Government Reserves.

          3. CREATION OF CLASS DD SHARES REPRESENTING INTERESTS IN THE TAX-EXEMPT RESERVES.

               RESOLVED, that pursuant to Section 5.1 of Galaxy's Declaration of Trust, an unlimited number of authorized and unissued shares of beneficial interest in Galaxy be, and hereby are, classified and designated as Class DD shares;

               FURTHER RESOLVED, that each Class DD share created pursuant to the foregoing resolution shall have all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption that are set forth in Galaxy's Declaration of Trust with respect to any class of shares of Galaxy; and

               FURTHER RESOLVED, that Class DD shares shall represent interests in the Tax-Exempt Reserves.

               (4) That the foregoing resolutions remain in full force and effect on the date hereof.

                                   /s/ W. Bruce McConnel, III
                                   ---------------------------
                                   W. Bruce McConnel, III
                                   Secretary

Dated:  May 28, 1998

Subscribed and sworn to before
me this 28th day of May, 1998

/s/ Dorothea A. Natale
----------------------------------------
Notary Public or Commissioner of Deeds
My Commission Expires: September 4, 2000